                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                            COLECCIONES DE RAQUEL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
    (5) Total fee paid:
        ------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
    (3) Filing Party:
        ------------------------------------------------------------------------
    (4) Date Filed:
        ------------------------------------------------------------------------

COLECCIONES DE RAQUEL, INC.





NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 12, 1996



To the shareholders of Colecciones de Raquel, Inc.:

The Annual Meeting of Stockholders of Colecciones de Raquel, Inc. (a Nevada corporation) will be held at 9873 S. Santa Monica Boulevard, Beverly Hills, California 90212, on Saturday, October 12, 1996, at 4:00 P.M., for the following purposes:

1.  to elect directors;

2.  to ratify the appointment of the independent auditor for 1996;  and

3. to transact such other business as may properly come before the meeting or adjournments thereof.

Only stockholders of record of Colecciones de Raquel, Inc., at the close of business on August 15, 1996, are entitled to notice of and to vote at the meeting or adjournments thereof.

You are cordially invited to attend the meeting. It is important that your shares be represented at the meeting, whether or not you attend.


By Order of the Board of Directors,
Colecciones de Raquel, Inc.



Raquel Zepeda
Chairman of the Board and
Chief Executive Officer

Beverly Hills, California
August 12, 1996


                                   ___________




                             YOUR VOTE IS IMPORTANT
 WE ENCOURAGE YOU TO COMPLETE, DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

COLECCIONES DE RAQUEL, INC.
9873 S. Santa Monica Blvd.
Beverly Hills CA 90212
(310) 203-9240



PROXY AND INFORMATION STATEMENT

August 30, 1996


GENERAL INFORMATION

This statement is submitted in connection with the solicitation of proxies by the Board of Directors and Management of Colecciones de Raquel, Inc. (the "Corporation"), 9873 S. Santa Monica Boulevard, Beverly Hills, California 90212, for the Annual Meeting of Stockholders to be held on October 12, 1996, and any postponements or adjournments thereof (the "Annual Meeting"). This Proxy and Information Statement and the enclosed proxy card were mailed commencing on or about September 12, 1996.

Any stockholder executing the enclosed form of proxy may revoke it at any time before it is exercised. A proxy may be revoked by delivering to the Corporation a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. If a duly executed proxy card is not returned, the shares cannot be voted except by voting in person or by a duly executed proxy card presented at the Annual Meeting.

Only stockholders of record of Colecciones de Raquel, Inc., at the close of business on August 15, 1996, are entitled to notice of and to vote at the meeting or adjournments thereof. There were outstanding at the close of business on the record date, August 15, 1996, 4,000,000 shares of common stock of the Corporation entitled to vote at this meeting, each share of common stock being entitled to one vote, and 100,000 shares of preferred stock entitled to a total of 12,000,000 votes. The presence, in person or in proxy, of the holders of a majority of the shares entitled to vote constitutes a quorum for the Annual Meeting.

Pursuant to Section 2115 of the California General Corporation Law, shareholders may have cumulative voting rights with respect to the election of directors. Under the cumulative voting method, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast the total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires. However, a shareholder may not cumulate votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and unless a shareholder has given notice at the Annual Meeting and prior to the voting of his intention to cumulate his votes. If any shareholder gives notice, all shareholders (including those voting by proxy) may then cumulate their votes. The candidates receiving the highest number of votes up to the number of directors to be elected will be elected. The Corporation's management does not intend to cumulate votes at the Annual Meeting; however, members of management reserve the right to cumulate votes if cumulative voting is properly elected by a shareholder of the Corporation other than management.

Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will be treated as present only for purposes of determining a quorum for the Annual Meeting; such shares will not be counted for any purpose as to the matters for which a non-vote is indicated on the brokers proxy.

The cost of soliciting proxies will be paid by the Corporation. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and the Corporation will reimburse them for the expense of doing so.

PART 1.  ELECTION OF DIRECTORS

The directors of the Corporation are elected annually to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and duly qualified. Directors are elected by a plurality of the votes cast. It is intended that the shares represented by the enclosed proxy will be voted for each of the nominees listed herein unless authority to vote for the election of directors is withheld. In the event that any such nominees unexpectedly shall be unable to serve as a director, it is intended that the enclosed proxy will be voted for such person or persons as shall be nominated by the Board.

The Board Of Directors and Management recommend that the stockholders vote "FOR" the election of its nominees. This is identified as item 1 on the enclosed proxy card.


NOMINEES

Following are the nominees, two of whom are current directors of the Corporation. Information for the last five years concerning each of the nominees, showing the year first elected as a director, the age, principal occupation, and principal affiliations, is as follows:

RAQUEL ZEPEDA, President, Treasurer, Chief Executive Officer, and Chairman of the Board of Directors of the Corporation since its inception on August 6, 1993. Founder of Colecciones de Raquel as a sole proprietorship in 1987, and creator of all of the Corporation's trademarks, copyrights, formulas, and original designs. Designer of the Corporation's new products. Former legal secretary at the law firm of Rosky, Landau, Sthall & Sheehy from July 1993 to July 1994. Former legal secretary at the law firm of Turner, Gerstenfeld, Wilk, Tigerman & Young from July 1992 to July 1993. Former temporary legal secretary at various Los Angeles area law firms from April 1988 to July 1992. None of the law firms that employed Ms. Zepeda has any relation to the Corporation. Age 45.

GUSTAVO ZEPEDA, Owner, operator, and founder of "La Dolce Vita", a gourmet coffee and desert cafe in El Paso, Texas, since 1992. Director of the
Corporation since January 1994.   Former sales associate for Jay David, a
clothing designer, from July 1991 to February 1992. Former sales associate for Alfred Dunhill of London, a clothing designer, from May 1990 to June 1991. Former director of corporate sales for C.A. Maim & Co., a leather and luggage retailer, from November 1986 to April 1990. Holds a Bachelor of Business degree from the University of Texas at El Paso. Brother of Raquel Zepeda. Age 39.

DELIA VASQUEZ, Director of Marketing and Sales, Desoma International, a cosmetics distributor, since July 1994. Former western regional sales manager for Parlux Ltd., from January 1992 to June 1994. Former western regional manager for Benetton Corporation from January 1991 to December 1991. Age 49.



MEETINGS OF BOARD OF DIRECTORS AND COMMITTEES

During the year ended December 31, 1995, the Board of Directors of the Corporation held five (5) telephonic board meetings. Each incumbent director attended all meetings of the Board of Directors (held during the period of each director's service). The Board of Directors has neither standing audit, nominating, nor compensation committees nor committees performing similar functions. Directors, both management and non-management, received no fees for attending each meeting.



COMPENSATION OF OFFICERS AND DIRECTORS

DIRECTORS:  Directors receive no compensation for their services as such.

OFFICERS: No executive officer of the Corporation was paid cash or non-cash compensation in excess of $100,000 during calendar year 1995, 1994, and 1993 and the Corporation had and has no compensation plans in place, and no officer has received non-cash compensation other than employee benefits made available to all employees of the Corporation.

The following table sets forth all compensation paid to the Corporation's Chief Executive Officer for services rendered in all capacities to Colecciones de Raquel, Inc., for the years ended December 31, 1995, 1994, and 1993.

                                                      Annual Compensation
                                                  ---------------------------
                                                                 Other Annual
Name and Principal Position             Year      Salary         Compensation
----------------------------            ----      -------        ------------
Raquel Zepeda                           1995      $50,000*           --
Chief Executive Officer and             1994      $ 9,000            --
Chief Financial Officer                 1993      $   -0-            --

*$15,149 of Ms. Zepeda's salary was accrued.


INCENTIVE STOCK OPTION PLAN: The Corporation has adopted an Incentive Stock Option Plan (the "Plan") to secure and retain key employees. The Plan authorizes the granting of options to key employees to purchase an aggregate of 500,000 shares of common stock, subject to various forms of reorganizations that may occur. The Plan is administered by the Corporation's Board of Directors.
No options have been granted under the Plan.

EMPLOYMENT AGREEMENT: Raquel Zepeda previously entered into a five-year employment agreement with the Corporation which became effective upon the completion of the Corporation's initial public offering. The employment agreement provided, among other things, that Ms. Zepeda would devote a minimum of 20 hours per week to the affairs of the Corporation and would be compensated at the annual rate of $25,000. Ms. Zepeda was also entitled to annual cash bonuses equal to 10% of the Corporation's annual net income. The employment agreement also provided that the total compensation payable to Ms. Zepeda in any one year would be limited to 25% of the Corporation's audited net income.

Ms. Zepeda has devoted her full time to the business of the Corporation since August 1994. In January 1996, the Corporation and Ms. Zepeda entered into and Amendment No. 1 to Employment Agreement which provides for her full-time employment by the Corporation. The Amendment provides for a base salary effective January 1, 1995 of $50,000 per annum, increasing to $60,000 per annum effective January 1, 1996 and thereafter increasing only for cost-of-living adjustments. The Amendment provides for incentive compensation as determined by the Board of Directors of the Corporation, considering as a factor in such compensation the profitability of the Corporation. The limit of 25% of the Corporation's audited net income on Ms. Zepeda's compensation based on profitability was eliminated in its entirety. The limit was believed to violate the California Labor Code in periods where the limit would result in Ms. Zepeda receiving de minimis compensation.

No compensation plans have been enacted to date. For 1995, Ms. Zepeda, Chief Executive Officer and Chief Financial Officer, was paid a salary of $50,000; and for 1994, a salary of $9,000. For 1993, Ms. Zepeda received no ($0) compensation.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information for each person who is known to the Corporation to be the beneficial owner of more than five percent (5%) of any class of the Corporation's voting stock as of December 31, 1995:

                                               Amount and                  Percent
                                               Nature of                   of All
                  Name and Address of          Beneficial        Percent   Voting
Title of Class    Beneficial Owner             Ownership         of Class  Classes
--------------    -------------------          ----------        --------  -------
Preferred Stock   Raquel Zepeda                100,000 shares    100%      75%
                  9873 S. Santa Monica Blvd.   owned directly
                  Beverly Hills CA 90212

As of December 31,1995, there were 4,000,000 shares of common stock outstanding, with each share entitled to one vote, and 100,000 shares of preferred stock outstanding entitled to a total of 12,000,000 votes. Therefore, the Corporation has securities outstanding with an aggregate of 16,000,000 votes.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as to each class of equity securities of the Corporation beneficially owned by all of the Corporation's directors and nominees, each of the named executive officers and by all of the Corporation's directors and executive officers as a group:

                                               Amount and
                                               Nature of
                  Name of                      Beneficial        Percent
Title of Class    Beneficial Owner             Ownership         of Class
--------------    -------------------          ----------        --------
Preferred Stock   Raquel Zepeda                100,000 shares    100%
                                               owned directly

Preferred Stock   All executive officers       100,000 shares    100%
                  and directors as a
                  group (3 persons)

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation's executive officers, directors, and holders of more than 10% of the Corporation's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and to furnish the Corporation with copies of all such forms. Based on a review of the copies of such forms furnished to the Corporation by its executive officers and directors, the Corporation believes that in 1995 all Section 16(a) requirements applicable to its executive officers and directors were met.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Corporation does not have a Compensation Committee of the Board of Directors. All decisions with respect to compensation of officers are considered by the Board of Directors as a whole. No interlocking relationships exist or have existed since the inception of the Corporation on August 6, 1993.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 1993, the Corporation issued 20,000,000 shares of common stock to Raquel Zepeda in exchange for the business of Colecciones de Raquel, a sole proprietorship ("CDR"). In connection with this transaction, Ms. Zepeda contributed all amounts advanced by her to CDR during the time that CDR was being operated by her as a sole proprietorship. Upon completion of the Corporation's initial public offering, Ms. Zepeda exchanged the 20,000,000 shares of common stock that she owned for 100,000 shares of Series A Preferred Stock. The Board of Directors believes that the conversion of Ms. Zepeda's common stock to preferred stock was inequitable, considering that Ms. Zepeda is the creator of all of the Corporation's trademarks, copyrights, formulas, original designs, and is the founder of CDR, the predecessor of the Corporation. Appreciating these facts, and also the extraordinary efforts of Ms. Zepeda in obtaining for the Corporation the payments for the A and B Warrants, the Board of Directors believes that a restoration of Ms. Zepeda's equity in the Corporation is merited. Therefore, pursuant to the right of the Board of Directors to determine or alter the characteristics of any class of preferred stock, the Board of Directors has amended the Certificate of Determination of Rights and Preferences of Series A Preferred Stock to authorize the conversion of the 100,000 shares of Series A Preferred Stock held by Ms. Zepeda back into 20,000,000 shares of common stock. The Corporation will issue 20,000,000 shares of common stock to Ms. Zepeda in exchange for the 100,000 shares of Series A Preferred Stock and retire said Series A Preferred Stock. This action is anticipated to have a material dilutive effect on the holders of the Corporation's common stock. The Board of Directors believes this will ensure the continued dedication of Ms. Zepeda, the Chief Executive Officer, to the continued expansion of the Corporation's business, and provide added incentive to the improvement of the Corporation's financial performance.

Ms. Zepeda has entered into an employment agreement with the Corporation which became effective upon the completion of the Corporation's initial public offering and was thereafter amended.



PART II.  RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

The Board of Directors has appointed Saddington-Cacciamatta, certified public accountants, as the independent auditor for 1996, subject to stockholder approval.

Ratification of the appointment of Saddington-Cacciamatta as the independent auditor would require an affirmative vote of the majority of the votes cast by the holders of voting stock at the Annual Meeting.

It is anticipated that no representatives of Saddington-Cacciamatta will be present at the Annual Meeting nor will they be given the opportunity to make a statement, if they so desire, nor will they be able to answer appropriate questions.

The Board Of Directors and Management recommend that the stockholders ratify the appointment of Saddington-Cacciamatta as the independent auditor for 1996. This is identified as item 2 on the enclosed proxy card.


PART III.  OTHER MATTERS

Management does not know of any other matters that may be presented. If other matters should properly come before the Annual Meeting, or adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote the stock represented by them in accordance with their best judgment pursuant to the discretionary authority included in the proxy.


STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

A stockholder proposal must be received by the Corporation by April 30, 1997 to be eligible for inclusion in the Proxy Statement for the 1997 Annual Meeting of Stockholders.

By order of the Board of Directors


/s/ Elizabeth A. Camacho
--------------------------
Elizabeth A. Camacho
Secretary


                                                     COLECCIONES DE RAQUEL, INC.
                          PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                                   TO BE HELD ON OCTOBER 12, 1996

The undersigned, revoking any previous proxies for such stock, hereby appoints RAQUEL ZEPEDA proxy of the undersigned with full power to vote all shares of common stock of Colecciones de Raquel, Inc., which the undersigned is entitled to vote at the Annual
Meeting of Stockholders of Colecciones de Raquel, Inc., to be held an October 12, 1996, and all postponements and adjournments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as directed by the undersigned below and (ii) if no direction is indicated, for the ratification of auditors and in the discretion of any proxy upon such other business as may properly come before the meeting and to cumulate votes.

Vote this proxy as follows:

1.  ELECTION OF DIRECTORS     (To withhold vote for any individual nominee, line through the nominee's name in the list below)

Raquel Zepeda, Gustavo Zepeda, Delia Vasquez      FOR ALL NOMINEES LISTED AT LEFT     [ ]           WITHHOLD VOTE       [ ]
                                                  (except as marked to the contrary)                (for all nominees)

2.  Proposal to ratify the selection of Saddington-Cacciamatta as independent auditors:  FOR [ ]   AGAINST [ ]   ABSTAIN   [ ]

                                                            (CONTINUED ON REVERSE SIDE)


(CONTINUED FROM OTHER SIDE)

IMPORTANT:  Please date this proxy and sign exactly as your name or names appear hereon.  If stock is held jointly, each should sign.  Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s).  If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

                                                                                          ------------------------------------------

                                                                                          ------------------------------------------
                                                                                                  (SIGNATURE OF STOCKHOLDER)


                                                                                          Dated:                                1996
                                                                                                  ----------------------------

                                                                                          IMPORTANT:  PLEASE SIGN PROXY EXACTLY AS
                                                                                          YOUR NAME OR NAMES APPEAR HEREON.